Exhibit 10.48

MASTER RELATIONSHIP AGREEMENT

     This MASTER RELATIONSHIP AGREEMENT, (the "MA Agreement") is dated as of the ___2nd__ day of _March________, 2021, and is made and entered into by and among CLR ROASTERS, LLC, a Florida Limited Liability Company (“CLR"), and HERNANDEZ, HERNANDEZ EXPORT Y COMPAPAÑIA LIMITADA, (“H&H”) a Nicaraguan business entity, H & H COFFEE GROUP EXPORT CORP., A Florida corporation (H&H EXPORT), ALAIN PIEDRA HERNANDEZ, (“HERNANDEZ”) a United States citizen living in Nicaragua and MARISOL DEL CARMEN SILES OROZCO, (“OROZCO”) a national of Nicaragua and citizen of the United States. CLR may also be referred to as the American Partner while CLR, H&H, H&H

EXPORT, HERNANDEZ, and OROZCO may also be referred to as the Nicaraguan Partner. CLR, H&H, H&H EXPORT, HERNANDEZ, and OROZCO are sometimes referred to herein collectively as the "Parties" or in the singular as Party.

     WHEREAS, the Parties have business relationships which have caused them to execute various agreements and modifications thereto in order to memorialize each business relationship;

     WHEREAS, pursuant to these agreements, an accounting of profits and/or losses, both net and gross are due form one party to the other;

     WHEREAS, certain events have occurred that have kept the Parties form necessarily complying with the terms of each said agreement and have caused there to be an imbalance with the respect to the funds owed from one Party to the other; and

     WHEREAS, the Parties desire to set forth a detailed accounting of their different business relationships that would reconcile their monetary obligations among each other through fiscal year 2020;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.
AGREEMENTS COVERED.

1.1 The Parties hereby acknowledge that the agreements covered by this MA Agreement are as follows:

●
Operating and Profit Sharing Agreement;

●
First Amendment to Operating and Profit Sharing Agreement;

●
Goodwill Purchase Agreement;

●
Sourcing Agreement;

●
CLR Mill Construction Agreement;

●
Sourcing, Supply and Service Agreement; ☐ Loan Agreement;

●
Amendment One to Loan Agreement; and

●
Finance, Security and AR AP Monetization Agreement

1.2 The agreements referred to hereinabove shall continue to be binding upon the Parties and shall neither be terminated, nor the terms modified hereby unless specifically set forth hereinafter.

1.3 Any agreement previously executed by the Parties, whether it be all of the  Parties or only some of the Parties and not listed hereinabove does not indicate that the Parties shall not be bound to provide an accounting to one another as may be called for in that agreement or agreements.

2. OPERATING AND PROFIT SHARING AGREEMENT

 2.1 The Parties entered into an Operating and Profit Sharing Agreement (the “OPSA”) on 24 July 2014 which at paragraph 8. thereof provides for an accounting from Expenses and Distributions from Operations.

 2.2 The Parties expressly agree that the terms of that OPSA are in full force and effect except as modified by the First Amendment to Operating and Profit Sharing Agreement (the “First Amendment to OPSA”).

 2.3 Paragraph 10.3 of the OPSA provides for a $300,000.00 offset owed to CLR by the Nicaraguan Partners which, as of the date of this MA Agreement has not been satisfied.

 2.4 The Parties pursuant to paragraph 4. of the OPSA are parties to a contract for the purchase of a coffee plantation in Matagalpa, Nicaragua known as El Paraisito (“El Paraisito”).

 2.5 The Parties have recently been notified that the legal impediments to the transaction for the purchase of El Paraisito have been satisfied and that the seller pursuant to the contract for the sale of said property is ready to proceed to closing. The Parties hereby recognize the amounts that each is to pay for the purchase of El Paraisito pursuant to the OPSA and its ability to pay said amount(s). Hernandez has opened negotiations with the owners of El Paraisito to work toward a satisfactory solution and will keep the parties up to date on his progress.

3. FIRST AMENDMENT TO OPERATING AND PROFIT SHARING AGREEMENT

3.1
The Parties entered into the First Amendment to OPSA on 15 January 2019.

3.2
Paragraph 4 of the First Amendment to OPSA provides that the OPSA shall be amended by adding paragraph 10A.1. which set certain benchmarks for the distribution of profits if any based on a New Contract for the sale and purchase of green coffee beginning in 2019.

3.3
The Parties, pursuant to the provisions of paragraph 10A.1., shall calculate the imbalance due to the New Contract.

 3.4 The Parties pursuant to paragraph 5. of the First Amendment to OPSA have added paragraph 10A.2. to the OPSA in order to establish a Hedging Account as part of their Green Coffee business and have established certain procedures for the operation of said account, including but not limited to the amount to be held therein; the management of said account; and initial contribution.

3.5 The Parties, pursuant to the provisions of paragraph 10A.2., have calculated the amount held in the Hedging Account in either cash; positions; or a combination of the two and have determined shortfall in said Hedging Account and have attached a detailed accounting thereof as Exhibit 3, which is attached hereto and made a part of this MA Agreement.

 3.6 The Nicaraguan Partner shall make up the shortfall in either cash; verifiable positions; or a combination of the two.

 3.7 The Nicaragua Partner acknowledge that they are in default of the $5 million note and have agreed to extend the note through 2021 and satisfy the note through the green coffee shipments and payments and required by H&H and provided for in Exhibit 9 and outlined below in paragraph 8.

4. GOODWILL PURCHASE AGREEMENT

 4.1 The Parties entered into a Goodwill Purchase Agreement (the “GP Agreement”) on 20 March 2014.

 4.2 The Parties pursuant to paragraph 1.3 of the GP Agreement, established to execute 3 Purchase Money Notes for a total of Three Million Two Hundred Thousand and 00/100 Dollars ($3,200,000.00) at the terms provided for therein.

5. SOURCING AND SUPPLY AGREEMENT

5.1 The Parties entered into a Sourcing and Supply Agreement (the “SS Agreement”) on 1 October 2013.

5.2 The Parties hereby wish to acknowledge that the terms of the SS Agreement have expired, with no renewals thereof and that no monies or other consideration is owed by either Party to the other Party.

6. CLR SILES MILL CONSTRUCTION AGREEMENT

 6.1 The Parties entered into The CLR SILES Mill Construction Agreement (the “CS Mill Agreement”) on 15 January 2019.

 6.2 Pursuant to Section 2 of the CS Mill Agreement, each Party is to contribute $4,700,000.00 towards the construction of the Mill and a schedule is set forth detailing the amounts and dates due of the contributions by the Parties in order to reach the total each is to contribute.

 6.3 The Parties by this CS Agreement wish to clarify the status of said capital contributions and have attached at Exhibit 1 a detailed accounting thereof and which has become a part of this MA Agreement.

 6.4 Section 3 of the CS Agreement provides for the financing and budgeting for the operation of the mill and the division of profits, if any, from the milling operations.

6.5 The Parties, pursuant to the provisions of Section 3 of the CS Agreement have calculated the imbalance in the expenses and distributions from Operations and have attached a detailed accounting thereof as Exhibit 1, which is attached hereto and made a part of this MA Agreement.

 6.6 The Parties acknowledge that there is in imbalance whereby CLR has contributed beyond the required capital under the agreement and whereby H&H is deficient in its contribution of the required capital under the agreement. H&H acknowledges that it has contributed $4,933,723 less than CLR as outlined on Exhibit 5.

 6.7 To make up the capital deficiency H&H has agreed to pledge its 25% profit participation toward satisfying the deficiency and has also agreed to provide the remaining capital, in total, for the mill completion. H&H will provide a full accounting of the additional capital utilized toward completing the mill and this amount will adjust the imbalance amount accordingly. The Parties estimate that it will not take more than $1,800,000.00 to complete the Mill.

 6.8 H&H agrees to assign its 50% interest in the real estate and the mill building and equipment to the favor of CLR until the imbalance is cured.

7. SOURCING, SUPPLY AND SERVICE AGREEMENT

 7.1 The Parties entered into a Sourcing, Supply and Service Agreement (the “SSS Agreement”) on 31 March 2019.

 7.2. The Parties refer within the SSS Agreement to a Loan Agreement (the “Loan Agreement”) also executed on 31 March 2019 whereby CLR promised to loan up to $5,000,000.00 to H&H Export to be used for its Producer Hedging Program.

 7.3 Pursuant to the terms of the Loan Agreement, H&H Export is to provide CLR a monthly Hedging Account Statement and detail of trade receivables and inventory in a form acceptable to CLR, which is being attached hereto through 31 January 2021, as Exhibit 2 and made a part of this MA Agreement.

 7.4 The Loan Agreement was later amended on 31 October 2019 by Amendment One to Loan Agreement dated March 31, 2019 (“Amendment One to Loan Agreement).

7.5 Pursuant to the amendment, H&H Export was given until no later than 30

November 2020 to pay all outstanding principal and interest pursuant to the Loan Agreement.

 7.6 Due to circumstances not contemplated by H&H Export it has not been able to satisfy the payment terms of the Loan Agreement and the Parties shall extend same as follows:

●
The Parties Agree the full value of the note ($5 million) and $450,000 in interest will be paid in full via the shipment of green coffee as outlined in paragraph 8 below.

●
H&H acknowledges it is in default and can only satisfy the default through the satisfactory shipment and credits of green coffee to CLR and its customers as outlined in paragraph 8 below or by paying the note in full via other means.

 7.7 This modification by the Parties shall be memorialized as Amendment 2 to the Loan Agreement, which the Parties shall execute pursuant to the terms as provided in Paragraph 8.4 hereinafter.

8. FINANCE, SECURITY, AND AR AP MONETIZATION AGREEMENT

8.1 The Parties entered into a Sourcing, Supply and Service Agreement (the “FSM Agreement”) on 28 February 2020.

8.2 Due to unforeseen circumstances beyond the control of the Parties, the terms of the FSM Agreement shall be modified as follows:

● The parties have agreed to use the FSM to resolve a number of financial issues between the parties

● The Parties have established that H&H owes CLR $10,663,059.22 for the items outlined on Exhibit 9 further described as “H&H Coffee Liability”, including past due accounts receivable owed to CLR from H&H for 2019 and 2020; the $5 million note plus interest described in paragraph 9 hereinabove; CLR lost profits in 2019 and 2020; and the return of working capital provided by CLR for the 2019 and 2020 green coffee program as described in the FSM Agreement.

● The Parties also will include as an offset the H&H’s 25% profit sharing participation for 2019 and 2020 which is outlined and included in Exhibit 2 and an offset of H&H’s open payables owed by CLR in the amount of $243,001.79

8.3 The Parties have attached hereto as Exhibit 2 an accounting of the Accounts Payable and Accounts Receivables through December 31, 2020, which is made a part of this MA Agreement.

8.4 To satisfy the amount of $10,663,059.22 pursuant to paragraph 8.2 hereinabove, owed to CLR by H&H, H&H agrees to ship a minimum of 20 containers of strictly high grown coffee (each container having approximately 41,250 pounds of coffee) per month, commencing at the end of March 2021 and continuing monthly until the aforesaid amount is paid in full. It is agreed to by the Parties that the coffee to be provided by H&H to CLR in order to satisfy its debt shall not be produced on any plantation that the Parties have a joint interest in.

8.5 CLR has confirmed that there is an open balance on CLR’s books whereby CLR owes H&H of AP $243,001.79 and this is offset as described above. The parties agree these AP balances are reflected on Exhibit 9. If there are additional amounts owed to H&H above the $243,001.79 H&H will provide the documentation and if accurate and agreed by CLR the amounts will be adjusted accordingly.

9. PARAGRAPH 9 HAS INTENTIONALLY BEEN OMITTED

10. GENERAL

10.1 ASSIGNMENT: BINDING EFFECT. This Agreement and the rights of CLR hereunder may be assigned by CLR. This Agreement and the rights of H&H, HERNANDEZ and/or ORZCO hereunder may not be assigned by either H&H, HERNANDEZ and/or ORZCO. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto, the successors and assigns of CLR and the heirs, beneficiaries and legal representatives of H&H, HERNANDEZ and/or ORZCO.

  10.2 EXECUTION. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument. Execution and delivery of this Agreement by delivery of a facsimile copy bearing the facsimile signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

10.3 BROKERS. Each party represents and warrants that it employed no broker or agent in connection with this transaction and agrees to indemnify the other against all loss, cost, damage or expense arising out of claims for fees or commissions of brokers or agents employed or alleged to have been employed by such indemnifying party.

 10.4 NOTICES. Any notice or communication required or permitted hereunder shall be sufficiently given if sent by first class mail, postage prepaid:

(a) If to CLR, addressed to it at:

Telephone No.

(b) If to: H&H adressed to each of them at:

HERNANDEZ, HERNANDEZ EXPORT Y COMPAPAÑIA LIMITADA

Telephone No.

ALAIN PIEDRA HERNANDEZ

Telephone No.

MARISOL DEL CARMEN SILES OROZCO

Telephone No.

10.5 APPLICABLE LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF FLORIDA WITHOUT REGARD TO SUCH STATE'S CONFLICTS OF LAWS OR CHOICE OF LAW RULES. H&H, HERNANDEZ and ORZCO HEREBY WAIVE WITH FULL KNOWLEDGE THAT EACH IS DOING SO, THE RIGHT TO HAVE ANY MATTER LITIGATED IN OR HAVE THE LAW OF NICARAGUA APPLIED IN ANY WAY TO THE ENFORCEMENT OF THE AGREEMENT OR ANY PROVISION THEREOF. THE PARTIES FURTHER AGREE THAT SHOULD THE NEED ARISE TO EXECUTE FURTHER DOCUMENTS EITHER IN THE SATE OF FLORIDA OR IN NICARAGUA TO GIVE FULL FORCE AND EFFECT TO THIS PARAGRAPH OR ANY OTHER PROVISION(S) OF THIS AGREEMENT UNDER THE LAWS OF THE STATE OF FLORIDA THAT THEY WILL DO SO IMMEDIATELY AND WITHOUT DELAY. VENUE SHALL BE PROPER IN MIAMI-DADE COUNTY, FLORIDA.

10.6 CAPTIONS. The captions in this Agreement are for convenience only and shall not be considered a part hereof or affect the construction or interpretation of any provisions of this Agreement.

10.7 ATTORNEY’S FEES. In any action between the Parties to enforce any of the terms of this Agreement or any other matter arising from this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including reasonable attorneys' fees up to and including all negotiations, trials and appeals, whether or not litigation is initiated.

10.8 CONSTRUCTION. The terms of this Agreement shall not be more strictly construed against one Party by virtue of having drafted the Agreement as both Parties have reviewed same and have had an opportunity to make changes thereto.

10.9 ENTIRE AGREEMENT. This Agreement (including the schedules and annexes hereto) and the documents delivered pursuant hereto or in connection herewith constitute the entire agreement and understanding between the Parties and supersedes any prior agreement and understanding, written or oral, relating to the subject matter of this Agreement. H&H, HERNANDEZ and ORZCO each acknowledge that they have (a) had the opportunity to seek the advice of independent counsel, including independent tax counsel, regarding the consequences of this Agreement; and (b) received no representations from CLR or its counsel regarding the legal consequences of this Agreement. This Agreement may be modified or amended only by a written instrument executed by the Parties.

       IN WITNESS WHEREOF, the parties have entered into this Agreement as of the day and year first above written.

HERNANDEZ, HERNANDEZ EXPORT Y COMPAPAÑIA LIMITADA

H&H Coffee Group Export And Alain P. Hernandez Indiv.

Alain P. Hernandez

Print Name

ALAIN PIEDRA HERNANDEZ

3/4/2021

MARISOL DEL CARMEN SILES OROZCO,

CLR ROASTERS, LLC

 _________________________________________
Company Representative’s Signature 3/2/2021

_________________________________________
Dave Briskie
Company Representative’s
Printed Name

Exhibit 2

CLR and HH Coffee Reconciliation

CLR Balance Owed
	Net AR	Notes
AR less AP Net SHG Only	$ 6,260,595.00
Mill leasing Expense	$ (2,339,494.75)
Expenses	$ -
Producers (Finance Fees)	$ (1,270,050.00)

Gross Profit 2019 Program SHG	$ 2,651,050.25
	$ (662,762.56)	H&H Profit Participation 25% SHG

Net SHG	$ 1,988,287.69

Gross Profit 2019 Program Naturals PENDING	$ 1,245,120.00
	$ (311,280.00)	H&H Profit Participation 25% Naturals
Net Naturals	$ 933,840.00

Total Green SHG and Naturals	$ 2,922,127.69

CLR Contribution
Hedging Capital	$ 5,000,000.00
Interest Hedging 9%	$ 450,000.00
CLR Working Capital	$ 1,864,816.13

Gross Profit and CLR Contributiion 2019	$ 10,236,943.82
CLR Gross Profit 2020 Program	$ 2,183,671.00
	$ (545,917.75)	H&H Profit Participation 2020 25% ALL
CLR Net Profit 2020 Program	$ 1,637,753.25

CLR Profit 2019 and 2020 Program	$ 11,874,697.07

Amount of SHG Shipped to Rothfos Thus Far 2020	$ (1,067,216.06)

$ 10,807,481.01
DGI Tax Bill for SHG that need to be paid back in Coffee
40178,40179 and 40180	$ 98,580.00

Final Reconciled amount 2019 & 2020 Owed to CLR Coffee	$ 10,906,061.01
AP Open Balance Owed to H&H

(243,001.79)

Final Balance Owed To CLR	After Clearing
H&H Open of $243,001.79	$10,663,059.22

Exhibit 1

New Mill Payments

2018 Wires	$ 1,050,000.00
2019 Wires	$ 2,000,000.00
2020 Wires	$ 1,906,000.00
2019 Equip Payments	$ 391,117.00
2020 Equip Payments	$ 912,606.00
Customs Appox	$ 500,000.00
CLR Contribution Tota	$ 6,759,723.00

2019 Wires from HH	$ 1,160,000.00
2020 Wires from HH	$ 606,000.00
HH Contribution Total	$ 1,766,000.00
HH Additional	*Est 1.8Million	*
HH	$ 1,766,000.00

Grand Total	$ 8,525,723.00

HH Imbalance	$ 4,993,723.00
Offset from 75/25

* HH Responsible for all costs to Mill Completion